Exhibit 10.16

COMMERCIAL LEASE AGREEMENT

I.  The Parties. This Commercial Lease Agreement (“Agreement”) made this MARCH 1ST, 2025 by and between:

Landlord. HOK CHAN [Landlord’s Name], of 5507 Briscoe Bend Ln, Fulshear, TX 77441 [Landlord’s Street Address], State of PA, (“Landlord”)

AND

Tenant. TOPPOINT INC [Tenant’s Name], of 1250 KENAS RD, NORTH WALES 19454 [Tenant’s Street Address], State of PA, (“Tenant”). Collectively, the Landlord and Tenant shall be referred to herein as the “Parties”.

The Parties agree as follows:

II.  DESCRIPTION OF LEASED PREMISES. The Landlord agrees to lease to the Tenant the following described 3021 square feet (SF) of OFFICE SPACE [Type of Space] located at 1250 KENAS RD, NORTH WALES 19454 [Property Street Address], State of PA.

Additional Description:

Hereinafter known as the “Premises”.

III.  USE OF LEASED PREMISES. The Landlord is leasing the Premises to the Tenant and the Tenant is hereby agreeing to lease the Premises for the following use and purpose: OFFICE SPACE

Any change in use or purpose of the Premises other than as described above shall be upon prior written consent of the Landlord only.

IV.  TERM OF LEASE. The term of this Lease shall be for a period of 2 year(s) 0 month(s) commencing on the 1ST day of MARCH, 2025 and expiring at Midnight on the 28TH day of DECEMBER, 2027. (“Initial Term”)

V. BASE RENT. The net monthly payment shall be $5500.00 dollars ($5500.00), payable monthly with the first payment due upon the commencement of the Lease and each monthly installment payable thereafter on the 1ST day of each month (“Base Rent”). Rent payment for any period during the term hereon, which is for less than 1 month shall be a pro-rata portion of the monthly rent.

VI. OPTION TO RENEW: (check one)

☑ - Tenant may not renew the Lease.

☐ - Tenant may have the right to renew the Lease with a total of            renewal period(s) with each term being          year(s)          month(s) which may be exercised by giving written notice to Landlord no less than 60 days prior to the expiration of the Lease or renewal period.

Rent for each option period shall: (check one)

☐ - Not increase.

☐ - Increase as calculated by multiplying the Base Rent by the annual change in the Consumer Price Index (CPI) published by the Bureau of Labor Statistics by the most recent publication to the option period start date.

☐ - Increase by           %

☐ - Increase by                                   dollars ($                                      )

VII. EXPENSES. [Check and Initial whether this Lease is Gross, Modified Gross, or Triple Net (NNN)]

☐ -	GROSS. Tenant’s Initials Landlord’s Initials

It is the intention of the Parties that this Lease be considered a “Gross Lease” and as such, the Base Rent is the entirety of the monthly rent. Therefore, the Tenant is not obligated to pay any additional expenses which includes utilities, real estate taxes, insurance (other than on the Tenant’s personal property), charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. The Landlord shall be obligated to maintain the general exterior structure of the Premises, in addition, shall maintain all major systems such as the heating, plumbing, and electrical. The parking area shall be maintained by the Landlord including the removal of any snow or environmental hazards as well as the grounds and lands surrounding the Premises. The Landlord shall maintain at their expense casualty insurance for the Premises against loss by fire which may or may not include any extended coverage. The Tenant will provide and maintain personal liability and property damage insurance as a tenant, at least to the limits of One Million Dollars ($1,000,000.00), that will designate the Landlord as an “also named insured”, and shall provide the Landlord with a copy of such insurance certification or policy prior to the effective date of this Lease.

☐ -	MODIFIED GROSS. Tenant’s Initials Landlord’s Initials

It is the intention of the Parties that this Lease shall be considered a “Modified Gross Lease”.

In addition to the Base Rent, the Tenant shall be obligated to pay the following monthly expenses:

Landlord shall pay the following monthly expenses:

☑ - TRIPLE NET (NNN). Tenant’s Initials LC Landlord’s Initials LC It is the intention of the Parties that this Lease shall be considered a “Triple Net Lease”.

I.	Operating Expenses. The Landlord shall have no obligation to provide any services, perform any acts, or pay expenses, charges, obligations or costs of any kind whatsoever with respect to the Premises. The Tenant hereby agrees to pay one-hundred percent (100%) of any and all Operating Expenses as hereafter defined for the entire term of the Lease and any extensions thereof in accordance with specific provisions hereinafter set forth. The term “Operating Expenses” shall include all costs to the Landlord of operating and maintaining the Premises, and shall include, without limitation, real estate and personal property taxes and assessments, management fee(s), heating, air conditioning, HVAC, electricity, water, waste disposal, sewage, operating materials and supplies, service agreements and charges, lawn care, snow removal, restriping, repairs, repaving, cleaning and custodial, security, insurance, the cost of contesting the validity or applicability of any governmental acts which may affect operating expenses, and all other direct operating costs of operating and maintaining the Premises and related parking areas, unless expressly excluded from operating expenses.

II.	Taxes. Tenant shall pay, during the term of this Lease, the real estate taxes including any special taxes or assessments (collectively, the “taxes”) attributable to the Premises and accruing during such term. Tenant, at Landlord’s option, shall pay to Landlord said taxes on a monthly basis, based on one-twelfth (1/12) of the estimated annual amount for taxes. Taxes for any fractional calendar year during the term hereof shall be prorated. In the event the Tenant does not make any tax payment required hereunder, Tenant shall be in default of this Lease.

III.	Insurance. Tenant shall maintain, at all times during the Term of this Lease, comprehensive general liability insurance in an insurance company licensed to do business in the State in which the Premises are located and that is satisfactory to Landlord, properly protecting and indemnifying Landlord with single limit coverage of not less than $1000000 dollars ($1000000) for injury to or 1000000 dollars ($1000000) death of persons and 1000000 dollars ($1000000) for property damage. During the Term of this Lease, Tenant shall furnish the Landlord with certificate(s) of insurance, in a form acceptable to Landlord, covering such insurance so maintained by Tenant and naming Landlord and Landlord’s mortgagees, if any, as additional insured.

VIII. SECURITY DEPOSIT. In addition to the above, a deposit in the amount of $11,000 dollars ($11,000), shall be due and payable in advance or at the signing of this Lease, hereinafter referred to as the “Security Deposit”, and shall be held in escrow by the Landlord in a separate, interest-bearing savings account as security for the faithful performance of the terms and conditions of the Lease. The Security Deposit may not be used to pay the last month’s rent unless written permission is granted by the Landlord. The Security Deposit was waived due to full 18-month rent payment in advance.

IX. LEASEHOLD IMPROVEMENTS. The Tenant agrees that no leasehold improvements, alterations or changes of any nature, (except for those listed on any attached addenda) shall be made to the leasehold premises or the exterior of the building without first obtaining the consent of the Landlord in writing, which consent shall not be unreasonably withheld, and thereafter, any and all leasehold improvements made to the Premises which become affixed or attached to the leasehold Premises shall remain the property of the Landlord at the expiration or termination of this Lease Agreement. Furthermore, any leasehold improvements shall be made only in accordance with applicable federal, state or local codes, ordinances or regulations, having due regard for the type of construction of the building housing the subject leasehold Premises. If the Tenant makes any improvements to the Premises the Tenant shall be responsible for payment, except the following NONE.

Nothing in the Lease shall be construed to authorize the Tenant or any other person acting for the Tenant to encumber the rents of the Premises or the interest of the Tenant in the Premises or any person under and through whom the Tenant has acquired its interest in the Premises with a mechanic’s lien or any other type of encumbrance. Under no circumstance shall the Tenant be construed to be the agent, employee or representative of the Landlord. In the event a lien is placed against the Premises, through actions of the Tenant, Tenant will promptly pay the same or bond against the same and take steps immediately to have such lien removed. If the Tenant fails to have the Lien removed, the Landlord shall take steps to remove the lien and the Tenant shall pay Landlord for all expenses related to the Lien and removal thereof and shall be in default of this Lease.

X. LICENSES AND PERMITS. A copy of any and all local, state or federal permits acquired by the Tenant which are required for the use of the Premises shall be kept on site at all times and shall be readily accessible and produced to the Landlord and/or their agents or any local, state, or federal officials upon demand.

XI. OBLIGATIONS OF TENANT. The Tenant shall be primarily responsible whenever needed for the maintenance and general pickup of the entranceway leading into the Premises, so that this is kept in a neat, safe and presentable condition. The Tenant shall also be responsible for all minor repairs and maintenance of the leasehold Premises, particularly those items which need immediate attention and which the Tenants, or their employees, can do and perform on their own, including but not limited to, the replacement of light bulbs, as well as the normal repair and cleaning of windows, cleaning and clearing of toilets, etc., and the Tenant shall properly maintain the Premises in a good, safe, and clean condition. The Tenant shall properly and promptly remove all rubbish and hazardous wastes and see that the same are properly disposed of according to all local, state or federal laws, rules, regulations or ordinances.

In the event the structure of the Premises is damaged as a result of any neglect or negligence of Tenant, their employees, agents, business invitees, or any independent contractors serving the Tenant or in any way as a result of Tenant’s use and occupancy of the Premises, then the Tenant shall be primarily responsible for seeing that the proper claims are placed with the Tenant’s insurance company, or the damaging party’s insurance company, and shall furthermore be responsible for seeing that the building is safeguarded with respect to said damage and that all proper notices with respect to said damage, are made in a timely fashion, including notice to the Landlord, and the party or parties causing said damage. Any damage that is not covered by an insurance company will be the liability of the Tenant.

The Tenant shall, during the term of this Lease, and in the renewal thereof, at its sole expense, keep the interior of the Premises in as good a condition and repair as it is at the date of this Lease, reasonable wear and use excepted. This obligation would include the obligation to replace any plate glass damaged as a result of the neglect or acts of Tenant or her guests or invitees. Furthermore, the Tenant shall not knowingly commit nor permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by any federal, state or local authorities and shall expressly not be allowed to keep or maintain any hazardous waste materials or contaminates on the Premises. Tenant shall also be responsible for the cost, if any, which would be incurred to bring her contemplated operation and business activity into compliance with any law or regulation of a federal, state or local authority.

XII. INSURANCE. In the event the Tenant shall fail to obtain insurance required hereunder and fails to maintain the same in force continuously during the term, Landlord may, but shall not be required to, obtain the same and charge the Tenant for the same as additional rent. Furthermore, Tenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy, and in the event the insurance rates applicable to fire and extended coverage covering the Premises shall be increased by reason of any use of the Premises made by Tenant, then Tenant shall pay to Landlord, upon demand, such increase in insurance premium as shall be caused by said use or Tenant’s proportionate share of any such increase.

XIII. SUBLET/ASSIGNMENT. The Tenant may not transfer or assign this Lease, or any right or interest hereunder or sublet said leased Premises or any part thereof without first obtaining the prior written consent and approval of the Landlord.

XIV. DAMAGE TO LEASED PREMISES. In the event the building housing the Premises shall be destroyed or damaged as a result of any fire or other casualty which is not the result of the intentional acts or neglect of Tenant and which precludes or adversely affects the Tenant’s occupancy of the Premises, then in every such cause, the rent herein set forth shall be abated or adjusted according to the extent to which the leased Premises have been rendered unfit for use and occupation by the Tenant and until the demised Premises have been put in a condition at the expense of the Landlord, at least to the extent of the value and as nearly as possible to the condition of the Premises existing immediately prior to such damage. It is understood, however, in the event of total or substantial destruction to the Premises that in no event shall the Landlord’s obligation to restore, replace or rebuild exceed an amount equal to the sum of the insurance proceeds available for reconstruction with respect to said damage.

XV. DEFAULT AND POSSESSION: In the event that the Tenant shall fail to pay said rent, and expenses as set forth herein, or any part thereof, when the same are due and payable, or shall otherwise be in default of any other terms of said Lease for a period of more than 15 days, after receiving notice of said default, then the parties hereto expressly agree and covenant that the Landlord may declare the Lease terminated and may immediately re-enter said Premises and take possession of the same together with any of Tenant’s personal property, equipment or fixtures left on the Premises which items may be held by the Landlord as security for the Tenant’s eventual payment and/or satisfaction of rental defaults or other defaults of Tenant under the Lease. It is further agreed, that if the Tenant is in default, that the Landlord shall be entitled to take any and all action to protect its interest in the personal property and equipment, to prevent the unauthorized removal of said property or equipment which threatened action would be deemed to constitute irreparable harm and injury to the Landlord in violation of its security interest in said items of personal property. Furthermore, in the event of default, the Landlord may expressly undertake all reasonable preparations and efforts to release the Premises including, but not limited to, the removal of all inventory, equipment or leasehold improvements of the Tenant’s, at the Tenant’s expense, without the need to first procure an order of any court to do so, although obligated in the interim to undertake reasonable steps and procedures to safeguard the value of Tenant’s property, including the storage of the same, under reasonable terms and conditions at Tenant’s expense, and, in addition, it is understood that the Landlord may sue the Tenant for any damages or past rents due and owing and may undertake all and additional legal remedies then available.

In the event any legal action has to be instituted to enforce any terms or provisions under this Lease, then the prevailing party in said action shall be entitled to recover a reasonable attorney’s fee in addition to all costs of said action.

Rent which is in default for more than 30 days after due date shall accrue a payment penalty of one of the following:

(check one)

☐ - Interest at a rate of                               percent (                %) per annum on a daily basis until the amount is paid in full.

☑ - Late fee of 150 dollars ($150) per day until the amount is paid in full.

In this regard, all delinquent rental payments made shall be applied first toward interest due and the remaining toward delinquent rental payments.

XVI. INDEMNIFICATION. The Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord harmless from any and all claims or liabilities which may arise from any cause whatsoever as a result of Tenant’s use and occupancy of the Premises, and further shall indemnify the Landlord for any losses which the Landlord may suffer in connection with the Tenant’s use and occupancy or care, custody and control of the Premises. The Tenant also hereby covenants and agrees to indemnify and hold harmless the Landlord from any and all claims or liabilities which may arise from any latent defects in the subject Premises that the Landlord is not aware of at the signing of the lease or at any time during the lease term.

XVII.  BANKRUPTCY - INSOLVENCY. The Tenant agrees that in the event all or a substantial portion of the Tenant ’s assets are placed in the hands of a receiver or a Trustee, and such status continues for a period of 30 days, or should the Tenant make an assignment for the benefit of creditors or be adjudicated bankrupt; or should the Tenant institute any proceedings under the bankruptcy act or any amendment thereto, then such Lease or interest in and to the leased Premises shall not become an asset in any such proceedings and, in such event, and in addition to any and all other remedies of the Landlord hereunder or by law provided, it shall be lawful for the Landlord to declare the term hereof ended and to re-enter the leased land and take possession thereof and all improvements thereon and to remove all persons therefrom and the Tenant shall have no further claim thereon.

XVIII.  SUBORDINATION AND ATTORNMENT. Upon request of the Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage now or hereafter in force against the property or any portion thereof, and to all advances made or hereafter to be made upon the security thereof, and to any ground or underlying lease of the property provided, however, that in such case the holder of such mortgage, or the Landlord under such Lease shall agree that this Lease shall not be divested or in any way affected by foreclosure, or other default proceedings under said mortgage, obligation secured thereby, or Lease, so long as the Tenant shall not be in default under the terms of this Lease. Tenant agrees that this Lease shall remain in full force and effect notwithstanding any such default proceedings under said mortgage or obligation secured thereby.

Tenant shall, in the event of the sale or assignment of Landlord’s interest in the building of which the Premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

XIX. MISCELLANEOUS TERMS.

I.	Usage by Tenant: Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy. Tenant shall not conduct or permit to be conducted upon the Premises any business or permit any act which is contrary to or in violation of any law, rules or regulations and requirements that may be imposed by any authority or any insurance company with which the Premises is insured, nor will the Tenant allow the Premises to be used in any way which will invalidate or be in conflict with any insurance policies applicable to the building. In no event shall explosives or extra hazardous materials be taken onto or retained on the Premises. Furthermore, Tenant shall not install or use any equipment that will cause undue interference with the peaceable and quiet enjoyment of the Premises by other tenants of the building.

II.	Signs: Tenant shall not place on any exterior door, wall or window of the Premises any sign or advertising matter without Landlord’s prior written consent and the approval of the NORTH WALES [Municipality]. Thereafter, Tenant agrees to maintain such sign or advertising matter as first approved by the Landlord in good condition and repair. Furthermore, Tenant shall conform to any uniform reasonable sign plan or policy that the Landlord may introduce with respect to the building. Upon vacating the Premises, Tenant agrees to remove all signs and to repair all damages caused or resulting from such removal.

III.	Pets: Unless otherwise stated in this Lease Agreement, the only pets that shall be allowed on the Premises are those needed legally due to a disability or handicap.

IV.	Condition of Premises/Inspection by Tenant: The Tenant has had the opportunity to inspect the Premises and acknowledges with its signature on this lease that the Premises are in good condition and comply in all respects with the requirements of this Lease. Furthermore, the Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, and the Landlord shall not be liable for any latent or patent defect therein. Furthermore, the Tenant represents that Tenant has inspected the Premises and is leasing and will take possession of the Premises with all current fixtures present in their “as is” condition as of the date hereof.

V.	Right of Entry: It is agreed and understood that the Landlord and its agents shall have the complete and unencumbered right of entry to the Premises at any time or times for purposes of inspecting or showing the Premises and for the purpose of making any necessary repairs to the building or equipment as may be required of the Landlord under the terms of this Lease or as may be deemed necessary with respect to the inspection, maintenance or repair of the building.

XX.  ESTOPPEL CERTIFICATE. Tenant at any time and from time to time, upon at least ten (10) days prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that the Lease is unmodified and in full force and effect, or if the Lease has been modified, then that the same is in full force and effect except as modified and stating the modifications, stating the dates to which the fixed rent and additional rent have been paid, and stating whether or not there exists any default by Landlord under this Lease and, if so, specifying each such default.

XXI.  HOLDOVER. Should Tenant remain in possession of the Premises after the cancellation, expiration or sooner termination of the Lease, or any renewal thereof, without the execution of a new Lease or addendum, such holding over in the absence of a written agreement to the contrary shall be deemed, if Landlord so elects, to have created and be construed to be a tenancy from month to month, terminable upon thirty (30) days’ notice by either party.

XXII.  WAIVER. Waiver by Landlord of a default under this Lease shall not constitute a waiver of a subsequent default of any nature.

XXIII.  GOVERNING LAW. This Lease shall be governed by the laws of the State of PA.

XXIV. NOTICES. Payments and notices shall be addressed to the following:

Landlord
HOK CHAN

***

Tenant

Toppoint Inc.

1250 KENAS RD, NORTH WALES PA 19454

XXV. AMENDMENT. No amendment of this Lease shall be effective unless reduced to writing and subscribed by the parties with all the formality of the original.

XXVI. BINDING EFFECT. This Lease and any amendments thereto shall be binding upon the Landlord and the Tenants and/or their respective successors, heirs, assigns, executors and administrators.

IN WITNESS WHEREOF, the parties hereto set their hands and seal this 1ST day of MARCH, 2025.

Landlord’s Signature:	/s/ Hok Chan

Tenant’s Signature:	/s/ John Feliciano III
Title: CFO
Toppoint Inc.

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